UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): September 15, 2025

Amphastar Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36509	33-0702205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11570 6th Street
Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 980-9484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	AMPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2025 (the “Effective Date”) Amphastar Pharmaceuticals, Inc. (the “Company”), entered into a contract research agreement (the “Agreement”) with Nanjing Hanxin Pharmaceutical Technology Co., Ltd. (“Hanxin”). Pursuant to the Agreement, Hanxin will develop Recombinant Peptide Research Cell Banks (“RCBs”) for the Company and license the RCBs to the Company subject to a fully paid, exclusive, perpetual, transferable, sub-licensable license worldwide (the “Transaction”). The RCBs will be used by the Company to make Master Cell Banks for one of its product candidates, AMP-107. Hanxin is obligated to keep the Company informed of progress of development and research as set forth in the Scope of Work, which is incorporated as Appendix A to the Agreement (the “Scope of Work”). Per the terms of the Agreement, all title to the RCBs developed, prepared and produced by Hanxin in conducting research and development will belong to the Company. The Company will also own any confidential and proprietary information, technology regarding development and manufacturing of the RCBs, which include, but are not limited to, engineering, scientific and practical information and formula, research data, design, and procedures to develop and manufacture the RCBs, in use or developed by Hanxin. Each of the Company and Hanxin have made customary representations, warranties and covenants in the Agreement. The term of the Agreement is three years from the Effective Date.

Payments under the agreement will be made in Chinese yuan. The total cost of the Agreement to the Company will not exceed approximately $2.8 million, with payments adjusted based on actually currency exchange rates. The Company will pay Hanxin approximately $0.3 million on the Effective Date. Any additional work or changes to the Scope of Work requested by the Company will be charged by Hanxin to the Company on a cost plus basis, plus any applicable taxes. Any additional cost must be provided to the Company for approval prior to the work being performed.

As previously disclosed in the Definitive Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission (the “SEC”) on Schedule 14A on April 14, 2025, Dr. Jack Zhang, the Company’s Chief Executive Officer, President, and Director; and Dr. Mary Luo, the Company’s Chairman, Chief Operating Officer, and Director; and certain members of their family beneficially own a majority of the equity interest in Hanxin. Accordingly, the independent and disinterested members of the Audit Committee of the Board of Directors of the Company evaluated and approved entry into the Agreement following their review of applicable considerations.

The foregoing is a brief description of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the fiscal quarter ending September 30, 2025, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: September 18, 2025
	By:	/S/WILLIAM J. PETERS

William J. Peters
Chief Financial Officer, Executive Vice President and Treasurer